SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2002

NEXTCARD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-26019	68-0384-606

(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 1800, San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(415) 836-9700

(Registrant’s Telephone Number, Including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 10, 2002, Ernst & Young LLP (the “Auditor”) notified the Registrant that the client-auditor relationship between the Registrant and the Auditor will cease upon the Auditor’s completion of its interim review of the Registrant’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002.

In accordance with Item 304(a)(1) of Regulation S-K, the Registrant hereby provides the following additional information:

1.	The Auditor voluntarily has resigned effective on the date its interim review of the Registrant’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002 is completed;

2.	Neither of the Auditor’s reports on the financial statements of the Registrant for the most recent two fiscal years contained an adverse opinion or a disclaimer of opinion by the Auditor, nor were such opinions qualified or modified as to uncertainty, audit scope or accounting principles, except that the Auditor’s opinion for the 2001 fiscal year contained an explanatory paragraph that related to the Registrant’s ability to continue as a going concern; and

3.	During the Registrant’s two most recent fiscal years and any subsequent interim period preceding the Auditor’s resignation, there were no disagreements between the Registrant and the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

In connection the preparation of this Current Report on Form 8-K, the Registrant has complied with the provisions of Item 304(a)(3) of Regulation S-K. A copy of the Auditor’s acknowledgement letter to the Registrant is attached hereto as Exhibit 99.2.

The Registrant is currently evaluating its ongoing auditing requirements. At this time, no successor auditor has been selected.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.2	Letter from Ernst & Young LLP, dated July 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTCARD, INC.
(Registrant)

Date: July 12, 2002	/s/ Robert Linderman

Robert Linderman General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.2	Letter from Ernst & Young LLP, dated July 12, 2002.

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